                                                                      EXHIBIT 21



                 LIST OF SIGNIFICANT SUBSIDIARIES OF REGISTRANT
                               December 31, 1996


                                                                     Percent of
                                                    Organized        Voting
                                                    Under            Securities
Company(1)                                          Laws of          Owned(2)
-------                                             -------          -----
FMC Corporation                                     Delaware         Registrant
   FMC Corporation (UK) Limited                     England             100
   FMC Europe, S.A.                                 France              100
   FMC Wyoming Corporation                          Delaware             80
   Food Machinery Holding Company B.V.              Spain               100
      Foret, S.A.                                   Spain               100
   Frigoscandia Equipment Holding AB                Sweden              100
   Intermountain Research & Development             Wyoming             100
   Corporation
      FMC Do Brasil Ltda.                           Brazil              100
      FMC International, A.G.                       Switzerland         100
   Kongsberg Offshore, A/S                          Norway              100
   Minera Del Altiplano S.A.                        Argentina           100
   Moorco International Inc.                        Delaware            100
   United Defense, L.P.                             Delaware             60


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(1)  The names of various active and inactive subsidiaries have been omitted.
Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(2) With respect to certain companies, qualifying shares in names of directors are included in these percentages. Percentages shown for indirect subsidiaries reflect the percentage of voting securities owned by the parent subsidiary.